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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP

  We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-13917, 333-14509, 333-18851 and 333-51291) pertaining to The Sabre Group Holdings, Inc. 1996 Long-Term Incentive Plan, 1996 Directors Stock Incentive Plan, Employee Stock Purchase Plan and Deferred Compensation Plan, respectively, and the Registration Statement on Form S-3 (No. 333-32106) of our report dated January 14, 2002 except for Note 19, as to which the date is February 19, 2002, with respect to the consolidated financial statements and financial statement schedule of Sabre Holdings Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                      ERNST & YOUNG LLP

Dallas, Texas
February 25, 2002

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP